Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUTING FIRM

          We consent to the incorporation by reference in the Registration Statement (Form S-8) of Avigen, Inc. pertaining to the 1996 Non-Employee Directors’ Stock Option Plan of Avigen, Inc. of our report dated January 30, 2004, with respect to the consolidated financial statements of Avigen, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with Securities and Exchange Commission.

                                                  /s/  ERNST & YOUNG LLP

Palo Alto, California
June 16, 2004